EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES PRELIMINARY NET SALES
FOR SECOND QUARTER FISCAL 2015

CHANDLER, Arizona – October 9, 2014 – (NASDAQ: MCHP) – Microchip Technology Incorporated, a leading provider of microcontroller, mixed signal, analog and Flash-IP solutions, announced today that it expects net sales for its second quarter of fiscal 2015 ending September 30, 2014 to be about $546.2 million, which includes about $16.9 million from the recent ISSC acquisition. On July 31, 2014, Microchip provided guidance of net sales to be $560.0 million to $575.9 million which included $18 million from the ISSC acquisition. Excluding the ISSC acquisition, Microchip’s net sales in the September 2014 quarter are expected to be $529.3 million, which is down 0.4% sequentially on a non-GAAP basis and up 0.1% on a GAAP basis. There is no difference in GAAP and non-GAAP net sales in the September 2014 quarter. However, in the June 2014 quarter there was a difference in the GAAP and non-GAAP net sales from our acquisition of Supertex of $2.5 million as GAAP does not recognize revenue on the sell through of product sitting in the distribution channel on the date an acquisition occurs but Microchip includes this in its non-GAAP results. There will be no conference call in conjunction with this press release.

"We were disappointed with the level of business activity in the September quarter. The September quarter is usually a back-end weighted quarter because of a traditional weak August due to holidays in various parts of the world. The month of September is usually a strong month for our revenue after the summer holiday period. This time, the September sales did not materialize to our expectations. The revenue miss was led by China where the September quarter is traditionally the strongest. This time, sales in China, excluding ISSC, are expected to be down sequentially," said Steve Sanghi, Microchip’s President and CEO.

Mr. Sanghi added, "Microchip often sees the turn of the industry ahead of others in the semiconductor industry. First, in contrast to many others in the industry, we report sales from distribution on a sell-through basis worldwide. We built a significant amount of inventory in the distribution channel in the September quarter. If, like many others in the industry, we recognized sales on a sell-in basis to our distributors, our sales would have been significantly higher for the September quarter. Second, Microchip does business with over 80,000

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200 FAX 480•899•9210

Microchip Technology Announces
Preliminary Net Sales
for Second Quarter Fiscal 2015

customers worldwide, most of whom are small and nimble and are able to adjust their demand in real time. We believe that another industry correction has begun and that this correction will be seen more broadly across the industry in the near future."

"While we are reducing our production levels in our wafer fabs and assembly and test facilities, we are continuing to ramp production on our new technologies where we have been capacity constrained. We believe that we will be able to catch up on the capacity constraints during the December quarter and lead times should return to normal. The December quarter is seasonally our weakest quarter of the year. During typical industry corrections, we have returned to sequential revenue growth after two quarters and we currently expect the same this time," added Mr. Sanghi.

Mr. Sanghi concluded, "We will provide our complete September 2014 quarter operating results and our financial guidance for the December 2014 quarter during our October 30, 2014 financial results conference call."

Cautionary Statement:

The statements in this release relating to our expected net sales for the September 2014 quarter (including sales from ISSC), the September quarter being back-end weighted, the month of September usually being strong including in China, sales in China expected to be down sequentially, that Microchip often sees the turn of the industry ahead of others, that if we recognized sales on a sell-in basis to our distributors our sales would have been significantly higher for the September quarter, our customers being able to adjust their demand in real time, that another industry correction has begun and that this correction will be seen more broadly across the industry in the near future, reducing our production levels, continuing to ramp production on new technologies, being able to catch up on capacity constraints in the December quarter, lead times returning to normal, the December quarter being the seasonally weakest quarter of the year, and expecting to return to sequential revenue growth after two quarters are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued economic weakness; any unexpected fluctuations or weakness in the U.S. or global economies (including China); changes in demand or market acceptance of our products and the products of our customers; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels; our ability to complete our acquisition of the remaining shares of ISSC; our ability to realize the expected benefits of our acquisitions (including our recent acquisitions of Supertex

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Microchip Technology Announces
Preliminary Net Sales
for Second Quarter Fiscal 2015

and ISSC); competitive developments; supply of wafers from third party wafer foundries and the cost of such wafers; the costs and outcome of any current or future tax audit or any litigation involving intellectual property, customers or other issues; our actual average stock price in the September 2014 quarter and the impact such price will have on our share count; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally. In addition, the preliminary results in this press release are subject to any adjustments that may be made in connection with our quarterly financial accounting closing procedures.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10‑Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this October 9, 2014 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, PIC, JukeBlox, and SuperFlash are registered trademarks of Microchip Technology Inc. in the USA and other countries. All other trademarks mentioned herein are the property of their respective companies.

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